As filed with the Securities and Exchange Commission on January 31, 2006
Registration No. 333-40268

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTRA SOFTWARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3268918 (I.R.S. Employer Identification Number)

430 Bedford Street Lexington, Massachusetts (Address of Principal Executive Offices))	02420 (Zip Code)

Centra Software 1995 Stock Plan
Centra Software, Inc. 1999 Stock Incentive Plan
Centra Software, Inc. 1999 Director Stock Option Plan
Centra Software, Inc. 1999 Employee Stock Purchase Plan
(Full Title of the Plan)

Leon Navickas
Centra Software, Inc.
430 Bedford Street
Lexington, MA 02420
(Name and Address of Agent for Service)

(781) 861-7000
(Telephone Number, including Area Code, of Agent for Service)

With copies to:
Robert L. Birnbaum, Esq.
Foley Hoag llp
155 Seaport Boulevard
Boston, Massachusetts 02210
(617) 832-1000

We registered 1,501,176 shares of our common stock issuable under our 1999 Stock Incentive Plan, 200,000 shares of our common stock issuable under our 1999 Director Stock Option Plan and 1,500,000 shares of our common stock issuable under our 1999 Employee Stock Purchase Plan. We hereby remove from registration all of the shares of common stock registered under this registration statement which have not been sold as of the time of filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, The Commonwealth of Massachusetts, on this 31st day of January, 2006.

Centra Software, Inc.

By:	/s/ Leon Navickas
Name: Leon Navickas
Title: Chief Executive Officer